EXHIBIT 5.2
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LANG MICHENER LLP
Lawyers - Patent & Trade Mark Agents

BCE Place, 181 Bay Street, Suite (2500)
P.O. Box 747
Toronto ON M5J 2T7
Canada

Telephone: 416-360-8600
Facsimile: 416-365-1719



June 16, 2005



RE:      TECK COMINCO LIMITED

Reference is made to the registration statement on Form F-10 (the "Registration Statement"), filed by Teck Cominco Limited (the "Company") with the U.S. Securities and Exchange Commission (the "Commission").

We hereby consent to all references to this firm in the Registration Statement, including the reference in the Registration Statement under the caption "Enforceability of Judgments".



Yours truly,

/s/ LANG MICHENER LLP






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